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                                                                    EXHIBIT 23.3




         We hereby consent to the references to this firm under the heading "Legal Opinions" in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed merger of First Corinth Corp. into Trustmark Corporation and the proposed merger of National Bank of Commerce of Corinth into Trustmark National Bank.




                                       BRUNINI, GRANTHAM, GROWER & HEWES, PLLC


                                       /s/ Robert D. Drinkwater
                                       ------------------------
                                       Robert D. Drinkwater

Jackson, Mississippi
December 11, 1996